AMENDMENT NO. 1
TO
EXPENSE LIMITATION AGREEMENT

This Amendment is made as of September 30, 2010 to the Expense Limitation Agreement, dated as of September 23, 2009, (the “Agreement”) by and among Fifth Third Asset Management Inc. (the “Advisor” and the “Administrator”) and Fifth Third Funds (the “Trust”) on behalf of each series of the Trust listed on Schedule A and Schedule B hereto (each a “Fund” and, collectively, the “Funds”).

WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company of the series type, and each Fund is a series of the Trust.

WHEREAS, the Trust, on behalf of each Fund, and the Advisor have entered into an Investment Advisory Agreement dated November 6, 2003 for each Fund (the “Investment Advisory Agreement”), pursuant to which the Advisor provides investment management services to each Fund for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, the Trust on behalf of each Fund and the Administrator have entered into a Administration Agreement dated May 18, 2007, for the Funds (the “Administration Agreement”), pursuant to which the Administrator provides management and administrative services to each Fund for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, the Trust, the Advisor and the Administrator have determined that it is appropriate and in the best interest of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject.

NOW THEREFORE, the parties hereto agree as follows:

1.	Section 1 of the Agreement is hereby amended to read as follows:

Expense Limitation and Waiver. The Advisor and Administrator agree that (i) they will limit each Fund’s total annual fund operating expenses at the level shown on Schedule A and Schedule B hereto (“Expense Limit”) and (ii) to the extent that ordinary operating expenses incurred by a Fund on Schedule A from November 26, 2010 through November 26, 2011 and a Fund on Schedule B from November 2, 2009 through November 30, 2012, including but not limited to investment advisory fees and management and administration fees of the Advisor and Administrator, respectively, but excluding extraordinary expenses, expenses for dividends on securities sold short and interest expenses, exceed the Expense Limit for a Fund, such excess amount will be the liability of the Advisor and Administrator (“Recoupment Amount”).

2.	Section 2 of the Agreement is hereby amended to read as follows:

Reimbursement. If, from November 26, 2010 through November 26, 2011 for Funds listed on Schedule A and from November 2, 2009 through November 30, 2012 for Funds listed on Schedule B, and while the Investment Advisory Agreement and Administration Agreement for a Fund is in effect, the estimated annualized total fund operating expenses of a Fund are less than the Expense Limit for such Fund, the Advisor and Administrator shall be entitled to recoupment from such Fund the Recoupment Amount, to the extent that the Fund’s annualized total fund operating expenses plus the Recoupment Amount does not exceed the Expense Limit for such Fund, provided that such Recoupment Amount may be paid, in each case, only from November 26, 2010 through November 26, 2011 for the Funds listed on Schedule A and November 2, 2009 through November 30, 2012 for the Funds listed on Schedule B , and further provided that such Recoupment Amount paid to the Advisor and Administrator during the fiscal year in which such amount is recouped, will in no event cause such Fund to exceed its Expense Limit.”

3.	Section 4 of the Agreement is hereby amended as follows:

Term and Termination. The Agreement will automatically terminate with respect to a Fund upon termination of the Investment Advisory Agreement or Administration Agreement with respect to such Fund. This Agreement may be terminated after November 26, 2011 for the Funds listed on Schedule A and November 30, 2012 for the Funds listed on Schedule B, by the Trust, Advisor or Administrator.

4.	Schedule A of the Agreement is hereby replaced with the attached Schedule A.

5.	Schedule B of the Agreement is hereby replaced with the attached Schedule B

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

FIFTH THIRD ASSET MANAGEMENT, INC.
As Advisor and Administrator

By:	/s/ Keith Wirtz

Name:	Keith Wirtz
Title:	President

FIFTH THIRD FUNDS
On behalf of the Funds listed on Schedule A hereto

By:	/s/ Rick Ille

Name:	Rick Ille
Title:	Vice President

SCHEDULE A

Contractual Total Annual
Fund Operating Expenses-
Expense Limit

PRIME MONEY MARKET FUND
Institutional Shares	0.54%
Class A Shares	0.79%
Class B Shares	1.54%
Class C Shares	1.54%

INSTITUTIONAL MONEY MARKET FUND
Institutional Shares	0.21%
Select Shares	0.29%
Preferred Shares	0.36%
Trust Shares	0.46%

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
Institutional Shares	0.21%
Select Shares	0.29%
Preferred Shares	0.36%
Trust Shares	0.46%

U.S. TREASURY MONEY MARKET FUND
Institutional Shares	0.21%
Select Shares	0.29%
Preferred Shares	0.36%
Trust Shares	0.46%

STRUCTURED LARGE CAP PLUS FUND
Institutional Shares	0.84%
Class A Shares	1.09%
Class B Shares	1.84%
Class C Shares	1.84%

INTERNATIONAL EQUITY FUND
Institutional Shares	1.16%
Class A Shares	1.41%
Class B Shares	2.16%
Class C Shares	2.16%

Contractual Total Annual
Fund Operating Expenses-
Expense Limit

HIGH YIELD BOND FUND
Institutional Shares	0.74%
Class A Shares	0.99%
Class B Shares	1.74%
Class C Shares	1.74%

QUALITY GROWTH FUND
Institutional Shares	1.06%
Class A Shares	1.31%
Class B Shares	2.06%
Class C Shares	2.06%

ALL CAP VALUE FUND
Institutional Shares	0.96%
Class A Shares	1.21%
Class B Shares	1.96%
Class C Shares	1.96%

DISCIPLINED LARGE CAP VALUE FUND
Institutional Shares	0.82%
Class A Shares	1.07%
Class B Shares	1.82%
Class C Shares	1.82%

TOTAL RETURN BOND FUND
Institutional Shares	0.63%
Class A Shares	0.88%
Class B Shares	1.63%
Class C Shares	1.63%

MID CAP GROWTH FUND
Institutional Shares	0.95%
Class A Shares	1.20%
Class B Shares	1.95%
Class C Shares	1.95%

Contractual Total Annual
Fund Operating Expenses-
Expense Limit

SMALL CAP VALUE FUND
Institutional Shares	1.08%
Class A Shares	1.33%
Class B Shares	2.08%
Class C Shares	2.08%

SMALL CAP GROWTH FUND
Institutional Shares	1.06%
Class A Shares	1.31%
Class B Shares	2.06%
Class C Shares	2.06%

DIVIDEND GROWTH FUND
Institutional Shares	0.73%
Class A Shares	0.98%
Class B Shares	1.73%
Class C Shares	1.73%

MICRO CAP VALUE FUND
Institutional Shares	1.35%
Class A Shares	1.60%
Class B Shares	2.35%
Class C Shares	2.35%

SCHEDULE B

Contractual Total Annual
Fund Operating Expenses-
Expense Limit

EQUITY INDEX FUND
Institutional Shares	0.19%
Class A Shares	0.44%
Class B Shares	1.19%
Class C Shares	1.19%
Select Shares	0.27%
Preferred Shares	0.34%
Trust Shares	0.44%

LIFEMODEL AGGRESSIVE FUNDSM
Institutional Shares	0.08%
Class A Shares	0.33%
Class B Shares	1.08%
Class C Shares	1.08%

LIFEMODEL MODERATELY AGGRESSIVE FUNDSM
Institutional Shares	0.08%
Class A Shares	0.33%
Class B Shares	1.08%
Class C Shares	1.08%

LIFEMODEL MODERATE FUNDSM
Institutional Shares	0.08%
Class A Shares	0.33%
Class B Shares	1.08%
Class C Shares	1.08%

LIFEMODEL MODERATELY CONSERVATIVE FUNDSM
Institutional Shares	0.08%
Class A Shares	0.33%
Class B Shares	1.08%
Class C Shares	1.08%

Contractual Total Annual
Fund Operating Expenses-
Expense Limit

LIFEMODEL CONSERVATIVE FUNDSM
Institutional Shares	0.08%
Class A Shares	0.33%
Class B Shares	1.08%
Class C Shares	1.08%

SHORT TERM BOND FUND
Institutional Shares	0.49%
Class A Shares	0.74%
Class C Shares	1.49%

STRATEGIC INCOME FUND
Institutional Shares	0.74%
Class A Shares	0.99%
Class B Shares	1.74%
Class C Shares	1.74%